Exhibit 99.1

News Release

SM ENERGY PRICES AN UPSIZED PRIVATE OFFERING OF $1.0 BILLION OF SENIOR NOTES DUE 2034

DENVER – Mar. 4, 2026 – SM Energy Company (“SM Energy”) (NYSE: SM) announced today that it has priced an upsized offering of $1.0 billion aggregate principal amount of 6.625% senior notes due 2034 (the “Notes”). The Notes will be issued at par. The offering of the Notes is expected to close on March 9, 2026, subject to customary closing conditions.

SM Energy intends to use the net proceeds from the offering of the Notes to fund its previously announced offer to purchase (the “Tender Offer”) for cash up to $750 million of its outstanding $1.350 billion principal amount of its 8.375% Senior Notes due 2028 (the “2028 Notes”) and for general corporate purposes, including additional repayment of the Company’s 2028 Notes.

The Notes offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state or other securities laws, and the Notes will be issued pursuant to an exemption therefrom, and may not be offered or sold within the United States, or to or for the account or benefit of any U.S. person, absent registration or an applicable exemption from registration requirements. The Notes were being offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act.

This press release does not constitute an offer to sell, a solicitation, to buy or an offer to purchase or sell any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is not an offer to purchase, or a notice to redeem, the 2028 Notes.

DISCLOSURES

FORWARD LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this release include the intended use of offering proceeds and other aspects of the Notes offering and Tender Offer. These statements involve known and unknown risks and uncertainties, including market conditions, customary offering closing conditions, participation by holders of the 2028 Notes in the Tender Offer and other factors described in the Confidential Offering Memorandum, which may cause SM Energy's actual results to differ materially from the forward-looking statements included in this communication. All such factors are difficult to predict and are beyond SM Energy's control, including those detailed in SM Energy's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements are based on assumptions that SM Energy believes to be reasonable but that may not prove to be accurate. Such forward-looking statements are based on assumptions and analyses made by SM Energy in light of its perceptions of current conditions, expected future developments, and other factors that SM Energy believes are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance and actual results may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this press release speak as of the date of this press release.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and NGLs in the states of Colorado, New Mexico, Texas and Utah. SM Energy routinely posts important information about the Company on its website.

INVESTOR CONTACTS:

Patrick Lytle, plytle@sm-energy.com, 303-864-2502

Meghan Dack, mdack@sm-energy.com, 303-837-2426